Exhibit 3.3

DE BRAUW
BLACKSTONE
[GRAPHIC]	WESTBROEK

CERTIFICATE OF INCORPORATION
PHILIPS SEMICONDUCTORS B.V.

The undersigned:

Johannes Daniel Maria Schoonbrood, notaris (civil-law notary) practising in Amsterdam, the Netherlands,

herewith certifies that:

(i)        the private company with limited liability Philips Semiconductors B.V., with corporate seat in Eindhoven (the “Company”) was incorporated under the laws of the Netherlands on 21 December 1990 by means of a notarial deed, executed before H.A.C.M. van Iersel, notaris in Eindhoven;

according to a print of a scanned copy of an official copy of the deed of incorporation, the ministerial declaration of no-objection required for incorporation was granted on 14 December 1990, number B.V. 400.136;

(ii)       according to an extract from the trade register in the Netherlands dated 12 October 2006 (the “Extract”), the Company is registered in that trade register, registration number 17070621; a faxed copy of the Extract as well as of an English translation thereof is attached hereto;

(iii)      according to the Extract the corporate seal of the Company is in Eindhoven and its business address is at: 5656 AG Eindhoven, High Tech Campus 60;

(iv)      according to the Extract the articles of association of the Company (the “Articles of Association”), as embodied in the deed or incorporation, were most recently amended on 27 September 2006;

according to a print of a scanned copy of an official copy of the notarial deed of amendment, executed on 27 September 2006 before a substitute of P.M. de Jong, notaris in Eindhoven, the ministerial declaration of no-objection required for amendment was granted on 20 September 2006, number B.V. 400.136;

(v)       the Articles of Association are set out in the document in the Dutch language which is attached hereto: the document in the English language attached hereto is an unofficial translation thereof; if differences occur in the translation, the Dutch text will govern by law;

(vi)      according to the Extract the managing directors of the Company are:

1.        Th.A.C.M. Claasen, born in Tilburg on 12 April 1945;

2.        J.W. Ramaekers, born in Roosteren on 5 January 1947;

3.        G.R.C. Dierick, born in Denekamp on 28 March 1959;

4.        P.A.M. van Bommel, born in Geldrop on 21 January 1957;

(vii)     according to the Extract and according to article 9 paragraph 1 of the Articles of Association, two of the above mentioned managing directors are jointly authorised to represent the Company.

Signed in Amsterdam on 12 October 2006.

[GRAPHIC]

2

[GRAPHIC] KAMER VAN KOOPHANDEL
OOST-BRABANT

Dossiernummer: 17070621	Blad 00001

Uittreksel uit het handelsregister van de Kamers van Koophandel Deze inschrijving valt onder het beheer van de Kamer van Koophandel voor Oost-Brabant

Rechtspersoon:
Rechtsvorm	:	Besloten vennootschap
Naam	:	Philips Semiconductors B.V.
Statutaire zetel	:	Eindhoven
Eerste inschrijving in het handelsregister	:	31-01-1991
Akte van oprichting	:	21-12-1990
Akte laatste statuten-wijziging	:	27-09-2006
Maatschappelijk kapitaal	:	EUR 45.000.000,00
Geplaatst kapitaal	:	EUR 29.496.150,00
Gestort kapitaal	:	EUR 29.496.150,00

Onderneming:
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	High Tech Campus 60, 5656AG Eindhoven
Telefoonnummer	:	040-2791111
Datum vestiging	:	21-12-1990
Bedrijfsomschrijving	:	Fabricage en verhandeling van electrische, electronische, mechanische en andere (systeem-) onderdelen en materialen op het gebied van consumenten en professionele electronica
Werkzame personen	:	10129

Enig aandeelhouder:

Naam	:	NXP B.V.
Adres	:	High Tech Campus 60, 5656AG Eindhoven
Inschrijving handelsregister onder dossiernummer	:	17070622
Enig aandeelhouder sedert	:	28-09-2006

Bestuurder(s):

Naam	:	Claasen, Theodoor Antonius Carel Maria
Geboortedatum en -plaats	:	12-04-1945, Tilburg
Adres	:	Hoog Geldrop 125, 5663BD Geldrop
Infunctietreding	:	01-04-1998

12-10-2006		Blad 00002 volgt.

Dossiernummer: 17070621		Blad 00002

Titel	:	Lid bestuur
Bevoegdheid	:	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)

Naam	:	Ramaekers, Johannes Wilhelmus
Geboortedatum en -plaats	:	05-01-1947, Roosteran
Adres	:	Vughterweg 7, 5211CJ’s Hertogenbosch
Infunctietreding	:	15-09-1999
Bevoegdheid	:	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)

Naam	:	Dierick, Guido Rudolf Clemens
Geboortedatum en -plaats	:	28-03-1959, Denekamp
Adres	:	Floresstraat 5, 5631DD Eindhoven
Infunctietreding	:	08-07-2002
Bevoegdheid	:	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)

Naam	:	van Bommel, Petrus Antonius Maria
Geboortedatum en -plaats	:	21-01-1957, Geldrop
Adres	:	Villapark 29, 5667HX Geldrop
Infunctietreding	:	01-09-2005
Titel	:	Voorzitter bestuur
Bevoegdheid	:	Gezamenlijk bevoegd (met andere bestuurder(s), zie statuten)

Gevolmachtigde(n):

Naam	:	van Brussel, Godefridus Peter Maria
Geboortedatum en -plaats	:	04-12-1947, Eindhoven
Adres	:	De Regge 9, 5626GZ Eindhoven
Infunctietreding	:	15-05-1993
Titel	:	Gemachtigde
Bevoegdheid	:	Zelfstandig bevoegd tot het doen van opgaven aan en het deponeren bij het handelsregister
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	van Kuetsem, Franciscus Paulus Arnoldus
Geboortedatum en -plaats	:	06-12-1942, Nijmegen
Adres	:	de Gamert 2106, 6605WD Wijchen
Infunctietreding	:	15-01-1993
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,—

12-10-2006		Blad 00003 volgt.

Dossiernummer: 17070621		Blad 00003

Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	van Zelst, Joannes Laurens
Geboortedatum en -plaats	:	19-01-1952, Onstwedde
Adres	:	Spooreingel 7 A, 9581HK Musselkanaal
Infunctietreding	:	01-05-1994
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 12.500,—
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Neuteboom, Maria Jolanta
Geboortedatum en -plaats	:	20-09-1954, Deventer
Adres	:	Stuw 3, 5345RT Oss
Infunctietreding	:	15-06-1997
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	van Vooren, Robertus Eduardus
Geboortedatum en -plaats	:	30-03-1963, Haarlemmermeer
Adres	:	Veenhof 2234, 6604DP Wijchen
Infunctietreding	:	15-06-1997
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Claasen, Theodoor Antonius Carel Maria
Geboortedatum en -plaats	:	12-04-1945, Tilburg
Adres	:	Hoog Geldrop 125, 5663BD Geldrop
Infunctietreding	:	01-04-1998
Titel	:	Lid bestuur
Bevoegdheid	:	Algemene volmacht tot EUR 250.000, — en inkoopvolmacht tot EUR 250.000, —
Aanvang (huidige) volmacht	:	01-06-2005

Naam	:	Ramaekers, Johannes Wilhelmus
Geboortedatum en -plaats	:	05-01-1947, Roosteren
Adres	:	Vughterweg 7, 5211CJ’s Hertogenbosch
Infunctietreding	:	15-09-1999
Titel	:	Lid bestuur
Bevoegdheid	:	Algemene volmacht tot EUR 250.000, — en inkoopvolmacht tot EUR 250.000, —
Aanvang (huidige) volmacht	:	01-06-2005

Naam	:	Boerrigter, Dionysius Alexander

12-10-2006		Blad 00004 volgt.

Dossiernummer: 17070621		Blad 00004

Geboortedatum en -plaats	:	31-07-1960, Eindhoven
Adres	:	Celeborn 24, 5663SL Geldrop
Infunctietreding	:	15-08-1999
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Nizet, Johannes Hubertus
Geboortedatum en -plaats	:	12-01-1947, Roermond
Adres	:	Wilhelminalaan 11 D 1, 6042EK Roermond
Infunctietreding	:	15-08-1999
Bevoegdheid	:	Inkoopvolmacht tot EUR 250.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Buitenhuis, Jan
Geboortedatum en -plaats	:	04-03-1962, Staphorst
Adres	:	Kleipeer 22, 6662HG Elst Gld
infunctietreding	:	15-05-2000
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Vijlbrief, Frank Cornelis
Geboortedatum en -plaats	:	22-07-1959, IJsselmuiden
Adres	:	Saltshof 2117, 6604ET Wijchen
Infunctietreding	:	01-09-2000
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	te Brinke, Henk Jan
Geboortedatum en -plaats	:	13-02-1965, Groenlo
Adres	:	Ko van Dijkstraat 20, 6708ML Wageningen
Infunctietreding	:	01-10-2001
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Goorden, Sjef Cornelis Jacobus
Geboortedatun em -plaats	:	08-06-1976, Etten-Leur
Adres	:	Prinsenhof 6, 5616TE Eindhoven
Infunctietreding	:	01-05-2002
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —
Aanvang (huidige) volmacht	:	15-10-2002

Naam	:	Dierick, Guido Rudolf Clemens

12-10-2006		Blad 00005 volgt.

Dossiernummer: 17070621		Blad 00005

Geboortedatum en -plaats	:	28-03-1959, Denekamp
Adres	:	Floresstraat 5, 5631DD Eindhoven
Infunctietreding	:	08-07-2002
Titel	:	Lid bestuur
Bevoegdheid	:	Algemene volmacht tot EUR 250.000, - en inkoopvolmacht tot EUR 250.000, —
Aanvang (huidige) volmacht	:	01-06-2005

Naam	:	Rutten, Guillaume Marie Jean
Geboortedatum en -plaats	:	29-11-1957, Roermond
Adres	:	Antillenweg 4, 6524TB Nijmegen
Infunctietreding	:	01-03-2003
Titel	:	Senior Vice President
Bevoegdheid	:	Algemeen: Zelfstandig bevoegd tot EUR 250.000,00; en onbeperkt bevoegd samen met lid bestuur

Naam	:	Penning de Vries, Rene Gerardus Maria
Geboortedatum en -plaats	:	18-10-1954, Nijmegen
Adres	:	Floralaan West 201, 5644BK Eindhoven
Infunctietreding	:	01-03-2003
Titel	:	Senior Vice President
Bevoegdheid	:	Algemene volmacht tot EUR 50.000, -

Naam	:	Kleij, Pieter Hendricus
Geboortedatum en -plaats	:	09-03-1960, Rotterdam
Adres	:	Ministerlaan 55, 5631NB Eindhoven
Infunctietreding	:	15-07-2003
Titel	:	Senior Vice President
Bevoegdheid	:	Algemene volmacht tot EUR 50.000, —

Naam	:	van der Bent, Bart Jeroen
Geboortedatum en -plaats	:	07-05-1969, Rotterdam
Adres	:	Oogstweg 6, 6418JC Heerlen
Infunctietreding	:	15-07-2003
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 25.000, -

Naam	:	Kersten, Adrianus Gosuinus Maria
Geboortedatum en -plaats	:	15-10-1957, Mill en Sint Hubert
Adres	:	Poolsterstraat 3, 6133VP Sittard
Infunctietreding	:	15-07-2003
Titel	:	Gemachtigde

12-10-2006		Blad 00006 volgt.

Dossiernummer : 17070621		Blad 00006

Bevoegdheid	:	Inkoopvolmacht tot EUR 250.000, -

Naam	:	Brown, John Thomas
Geboortedatum en -plaats	:	22-04-1953, Stockton on Tees, Verenigd Koninkrijk
Adres	:	Klein Berghemmerweg 79, 6235AG Ulestraten
Infunctietreding	:	15-07-2003
Bevoegdheid	:	Inkoopvolmacht tot EUR 500.000, —

Naam	:	Mevissen, Maurice Peter Caspar
Geboortedatum en -plaats	:	19-10-1972, Maastricht
Adres	:	Erasmusdomein 2 A, 6229GC Maastricht
Infunctietreding	:	15-07-2003
Bevoegdheid	:	Inkoopvolmacht tot EUR 25.000, —

Naam	:	Bindels, Gerardus Johannes Karel Marie
Geboortedatum en -plaats	:	22-05-1967, Roermond
Adres	:	Waalstraat 27, 6413VT Heerlen
Infunctietreding	:	15-07-2003
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 25.000, -

Naam	:	Harms, Klaas
Geboortedatum en -plaats	:	13-11-1946, Groningen
Adres	:	Buizerdhorst 11, 9502HL Stadskanaal
Infunctietreding	:	01-05-2004
Bevoegdheid	:	Inkoopvolmacht tot EUR 125.000,00

Naam	:	Schraven, Michiel Alexander
Geboortedatum en -plaats	:	19-09-1973, Soest
Adres	:	Roskam 7, 6641XG Beuningen Gld
Infunctietreding	:	15-08-2004
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Sangers, Johannes Ida Maria Michael
Geboortedatum en -plaats	:	17-04-1961, Heerlen
Adres	:	Kamperheideweg 5, 6414AL Heerlen
Infunctietreding	:	15-08-2004
Bevoegdheid	:	Inkoopvolmacht tot EUR 125.000,00

Naam	:	Pak, Dianca
Geboortedatum en -plaats	:	17-09-1962, Woerden
Adres	:	Kwartelstraat 34, 6601CH Wijchen

12-10-2006		Blad 00007 volgt.

Dossiernummer: 17070621		Blad 00007

Infunctietreding	:	15-08-2004
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Heinen, Hendrik
Geboortedatum en -plaats	:	09-08-1958, Nieuwer-Amstel
Adres	:	de Grippen 1103, 6605TA Wijchen
Infunctietreding	:	15-08-2004
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —

Naam	:	Krul, Andreas Hendrik Pieter
Geboortedatum en -plaats	:	05-06-1960, Velsen
Adres	:	Nesciostraat 3, 6543KC Nijmegen
Infunctietreding	:	15-08-2004
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —

Naam	:	Abhijit Bhattacharya
Geboortedatum en -plaats	:	18-10-1961, Calcutta, India
Adres	:	Ministerlaan 7, 5631NA Eindhoven
Infunctietreding	:	01-01-2005
Titel	:	Senior vice president
Bevoegdheid	:	Alleen tot EUR 50.000, -

Naam	:	Heitbrink, Martijn Dinant
Geboortedatum -plaats	:	12-01-1972, Enschede
Adres	:	Zwolseweg 40, 7412AN Deventer
Infunctietreding	:	01-05-2005
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Cornelisse, Ellen
Geboortedatum en -plaats	:	24-03-1971, Zwolle
Adres	:	Heelkruid 41, 3824NR Amersfoort
Infunctietreding	:	01-05-2005
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Annink, Gerardus Hermanus Carolus
Geboortedatum en -plaats	:	06-10-1955, Enschede
Adres	:	Dr.de Blecourtstraat 42, 6541DJ Nijmegen
Infunctietreding	:	01-05-2005
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 250.000,00

12-10-2006		Blad 00008 volgt.

Dossiernummer: 17070621		Blad 00008

Naam	:	Biemond, Jacob
Geboortedatum en -plaats	:	02-06-1962, Wageningen
Adres	:	Burgemeester Mazairacln 105, 5242AZ Rosmalen
Infunctietreding	:	01-05-2005
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Karres, Menno
Geboortedatum en -plaats	:	24-05-1963, Hilversum
Adres	:	Orionlaan 17, 1223AC Hilversum
Infunctietreding	:	01-05-2005
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Eijeelendoorn, Joop
Geboortedatum en -plaats	:	05-04-1955, Rotterdam
Adres	:	Bierbrouwershorst 501, 7328NJ Apeldoorn
Infunctietreding	:	01-05-2005
Bevoegdheid	:	Inkoopvolmacht tot EUR 250.000,—

Naam	:	Rouwen, Hendrik Antonius Hermanus
Geboortedatum en -plaats	:	19-01-1956, Arnhem
Adres	:	Grietakkers 4, 6905CD Zevenaar
Infunctietreding	:	01-05-2005
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,-

Naam	:	van Bommel, Petrus Antonius Maria
Geboortedatum en -plaats	:	21-01-1957, Geldrop
Adres	:	Villapark 29, 5667HX Geldrop
Infunctietreding	:	01-09-2005
Titel	:	Lid Bestuur
Bevoegdheid	:	Algemeen: Zelfstandig bevoegd tot EUR 250.000, - en Inkoop: Zelfstandig bevoegd tot EUR 250.000,-

Naam	:	van der Zeeuw, Hendricus Cornelis Maria
Geboortedatum en -plaats	:	27-11-1954, Leiden
Adres	:	Goorstraat 9, 5613BL Eindhoven
Infunctietreding	:	01-10-2005
Titel	:	Executive Vice President
Bevoegdheid	:	Algemeen: Zelfstandig bevoegd tot EUR 250.000, - en onbeperkt bevoegd samen met lid bestuur

12-10-2006		Blad 00009 volgt.

Dossiernummer: 17070621		Blad 00009

Naam	:	Marced Martin, Maria Angeles
Geboortedatum en -plaats	:	25-07-1954, Valencia, Spanje
Adres	:	Bouvigne 25, 5653LE Eindhoven
Infunctietreding	:	01-10-2005
Bevoegdheid	:	Zelfstandig bevoegd tot EUR 250.000,- en onbeperkt bevoegd samen met lid bestuur

Naam	:	de Jong, Marcus Johannes Cornelis
Geboortedatum en -plaats	:	08-02-1961, ‘s-Gravenhage
Adres	:	Soembastraat 2, 5631DE Eindhoven
Infunctietreding	:	01-11-2005
Bevoegdheid	:	Zelfstandig bevoegd tot EUR 250.000,- en onbeperkt bevoegd samen met lid bestuur.

Naam	:	Hamersma, Mark Arjen
Geboortedatum en -iplaats	:	04-02-1968, Amsterdam
Adres	:	Baron van Erplaan 1, 5991BM Baarlo Lb
Infunctietreding	:	01-01-2006
Titel	:	Senior Vice President
Bevoegdheid	:	Algemene volmacht tot EUR 50.000,-

Naam	:	Luijten, Ludovicus Lambertus Emile
Geboortedatum en -plaats	:	11-01-1953, Wijchen
Adres	:	Prinsenhage 29, 5263CT Vught
Infunctietreding	:	01-05-2006
Bevoegdheid	:	Zelfstandig bevoegd tot EUR 50.000,-

Naam	:	Schalken, Adrianus Antonius Maria
Geboortedatum en -plaats	:	19-06-1974, Tilburg
Adres	:	Sparrenstraat 50, 5038MK Tilburg
Infunctietreding	:	01-06-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,-

Naam	:	Nooijen, Theodorus Petrus Wilhelmus
Geboortedatum en -plaats	:	30-04-1965, Wanroij
Adres	:	Klompenmakersstraat 49, 5446WL Wanroij
Infunctietreding	:	01-06-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,00

Naam	:	Streng, Johannes Hermannus

12-10-2006		Blad 00010 volgt.

Dossiernummer: 17070621		Blad 00010

Geboortedatum en -plaats	:	11-10-1954, Apeldoorn
Adres	:	Oude Kerkstraat 9, 5581JH Waalre
Infunctietreding	:	15-06-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Zelfstandig bevoegd tot EUR 50.000,-

Naam	:	Koelma, Patrick Marinus Johannes
Geboortedatum en -plaats	:	20-08-1970, Nijmegen
Adres	:	Diemewei 4216, 6605XD Wijchen
Infunctietreding	:	01-08-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000,—

Naam	:	Hermsen, Marcel Bernhard Nicolaas
Geboortedatum en -plaats	:	23-03-1970, Heythuysen
Adres	:	het Halster 54, 6581JL Malden
Infunctietreding	:	01-08-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —

Naam	:	Tyka, Boguslaw Tadeusz
Geboortedatum en -plaats	:	11-03-1972, Tarnow, Polen
Adres	:	Van Westrheenelaan 4, 6815AC Arnhem
Infunctietreding	:	01-08-2006
Titel	:	Gemachtigde
Bevoegdheid	:	Inkoopvolmacht tot EUR 50.000, —

Er kunnen functionarissen zijn die een uitsluitend tot nevenvestigingen beperkte bevoegdheid hebben; deze worden alsdan vermeld op het uittreksel van de betreffende nevenvestiging(en).

Nevenvestiging(en) :
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	Electronicaweg 1, 9503GA Stadskanaal
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	Geretweg 2, 6534AE Nijmegen
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	Rijksweg Noord 281, 6136AC Sittard
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	Vredeoord 105, 5621CX Eindhoven
Handelsna(a)m(en)	:	Philips Semiconductors B.V.
Adres	:	Jan Campertstraat 5, 6416SG Heerlen

12-10-2006		Blad 00011 volgt.

Dossiernummer: 17070621	Blad 00011

Alleen geldig indien door de kamer voorzien van een ondertekening.

Eindhoven, 12-10-2006

Voor uittreksel

/s/ [illegible]
Mevrouw mr. W.A.M. te Lintelo Sectorhoofd Bedrijvenregister

[GRAPHIC] KAMER VAN KOOPHANDEL
                         OOST-BRABANT

File number: 17070621		Page 00001

English translation of an extract from the trade register of the Chambers of Commerce. This registration is administrated by the Chamber of Commerce for Oost-Brabant

Legal person:
Legal form	:	Besloten Vennootschap (Private Limited Liability Company)
Name	:	Philips Semiconductors B.V.
Statutory seat	:	Eindhoven
First registration in the trade register	:	31-01-1991
Incorporation deed	:	21-12-1990
Deed of latest amendment of articles	:	27-09-2006
Authorized capital	:	EUR 45.000.000,00
Issued capital	:	EUR 29.496.150,00
Paid up capital	:	EUR 29.496.150,00

Undertaking:
Tradename(s)	:	Philips Semiconductors B.V.
Address	:	High Tech Campus 60, 5656AG Eindhoven
Telephone number	:	040-2791111
Date of establishment	:	21-12-1990
Description of business conducted	:	See Dutch extract
Employees	:	10129

Single shareholder:

Name	:	NXP B.V.
Address	:	High Tech Campus 60, 5656AG Eindhoven
Registration trade register under file number	:	17070622
Single shareholder since	:	28-09-2006

Director(s):

Name	:	Claasen, Theodoor Antonius Carel Maria
Date and place of birth:	:	12-04-1945, Tilburg
Address	:	Hoog Geldrop 125, 5663BD Geldrop
Date of entry into office	:	01-04-1998
Title	:	Lid bestuur
Powers	:	Authorised jointly (with other director(s),

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File number: 17070621		Page 00002

see articles)

Name	:	Ramaekers, Johannes Wilhelmus
Date and place of birth	:	05-01-1947, Roosteren
Address	:	Vughterweg 7, 5211CJ ‘s Hertogenbosch
Date of entry into office	:	15-09-1999
Powers	:	Authorised jointly (with other director(s), see articles)

Name	:	Dierick, Guido Rudolf Clemens
Date and place of birth	:	28-03-1959, Denekamp
Address	:	Floresstraat 5, 5631DD Eindhoven
Date of entry into office	:	08-07-2002
Powers	:	Authorised jointly (with other director(s), see articles)

Name	:	van Bommel, Petrus Antonius Maria
Date and place of birth	:	21-01-1957, Geldrop
Address	:	Villapark 29, 5667HX Geldrop
Date of entry into office	:	01-09-2005
Title	:	Voorzitter bestuur
Powers	:	Authorised jointly (with other director(s), see articles)

Authorized signatory (signatories):

Name	:	van Brussel, Godefridus Peter Maria
Date and place of birth	:	04-12-1947, Eindhoven
Address	:	De Regge 9, 5626GZ Eindhoven
Date of entry into office	:	15-05-1993
Title	:	Gemachtigde
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	van Kuetsem, Franciscus Paulus Arnoldus
Date and place of birth	:	06-12-1942, Nijmegen
Address	:	de Gamert 2106, 6605WD Wijchen
Date of entry into office	:	15-01-1993
Title	:	Gemachtigde
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

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File number: 17070621		Page 00003

Name	:	van Zelst, Joannes Laurens
Date and place of birth	:	19-01-1952, Onstwedde
Address	:	Spoorsingel 7 A, 9581HK Musselkanaal
Date of entry into office	:	01-05-1994
Title	:	Gemachtigde
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Neuteboom, Maria Jolanta
Date and place of birth	:	20-09-1954, Deventer
Address	:	Stuw 3, 5345RT Oss
Date of entry into office	:	15-06-1997
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	van Vooren, Robertus Eduardus
Date and place of birth	:	30-03-1963, Haarlemmermeer
Address	:	Veenhof 2234, 6604DP Wijchen
Date of entry into office	:	15-06-1997
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Claasen, Theodoor Antonius Carel Maria
Date and place of birth	:	12-04-1945, Tilburg
Address	:	Hoog Geldrop 125, 5663BD Geldrop
Date of entry into office	:	01-04-1998
Title	:	Lid bestuur
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	01-06-2005

Name	:	Ramaekers, Johannes Wilhelmus
Date and place of birth	:	05-01-1947, Roosteren
Address	:	Vughterweg 7, 5211CJ ‘s Hertogenbosch
Date of entry into office	:	15-09-1999
Title	:	Lid bestuur
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	01-06-2005

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File number: 17070621		Page 00004

Name	:	Boerrigter, Dionysius Alexander
Date and place of birth	:	31-07-1960, Eindhoven
Address	:	Celeborn 24, 5663SL Geldrop
Date of entry into office	:	15-08-1999
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Nizet, Johannes Hubertus
Date and place of birth	:	12-01-1947, Roermond
Address	:	Wilhelminalaan 11 D 1, 6042EK Roermond
Date of entry into office	:	15-08-1999
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Buitenhuis, Jen
Date and place of birth	:	04-03-1962, Staphorst
Address	:	Kleipeer 22, 6662HG Elst Gld
Date of entry into office	:	15-05-2000
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Vijlbrief, Frank Cornelis
Date and place of birth	:	22-07-1959, IJsselmuiden
Address	:	Saltshof 2117, 6604ET Wijchen
Date of entry into office	:	01-09-2000
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	te Brinke, Henk Jan
Date and place of birth	:	13-02-1965, Groenlo
Address	:	Ko van Dijkstraat 20, 6708ML Wageningen
Date of entry into office	:	01-10-2001
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Goorden, Sjef Cornelis Jacobus
Date and place of birth	:	08-06-1976, Etten-Leur

12-10-2006		Page 00005 follows.

File number: 17070621		Page 00005

Address	:	Prinsenhof 6, 5616TE Eindhoven
Date of entry into office	:	01-05-2002
Title	:	Gemachtigde
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	15-10-2002

Name	:	Dierick, Guido Rudolf Clemens
Date and place of birth	:	28-03-1959, Denekamp
Address	:	Floresstraat 5, 5631DD Eindhoven
Date of entry into office	:	08-07-2002
Title	:	Lid bestuur
Powers	:	See Dutch extract
Commencement (present) power of attorney	:	01-06-2005

Name	:	Rutten, Guillaume Marie Jean
Date and place of birth	:	29-11-1957, Roermond
Address	:	Antillenweg 4, 6524TB Nijmegen
Date of entry into office	:	01-03-2003
Title	:	Senior Vice President
Powers	:	See Dutch extract

Name	:	Penning de Vries, Rene Gerardus Maria
Date and place of birth	:	18-10-1954, Nijmegen
Address	:	Floralaan West 201, 5644BK Eindhoven
Date of entry into office	:	01-03-2003
Title	:	Senior Vice President
Powers	:	See Dutch extract

Name	:	Kleij, Pieter Hendricus
Date and place of birth	:	09-03-1960, Rotterdam
Address	:	Ministerlaan 55, 5631NB Eindhoven
Date of entry into office	:	15-07-2003
Title	:	Senior Vice President
Powers	:	See Dutch extract

Name	:	van der Bent, Bart Jeroen
Date and place of birth	:	07-05-1969, Rotterdam
Address	:	Oogstweg 6, 6418JC Heerlen
Date of entry into office	:	15-07-2003
Title	:	Gemachtigde
Powers	:	See Dutch extract

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File number: 17070621		Page 00006

Name	:	Kersten, Adrianus Gosuinus Maria
Date and place of birth	:	15-10-1957, Mill en Sint Hubert
Address	:	Poolsterstraat 3, 6133VP Sittard
Date of entry into office	:	15-07-2003
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Brown, John Thomas
Date and place of birth	:	22-04-1953, Stockton on Tees, United Kingdom
Address	:	Klein Berghemmerweg 79, 6235AG Ulestraten
Date of entry into office	:	15-07-2003
Powers	:	See Dutch extract

Name	:	Mevissen, Maurice Peter Caspar
Date and place of birth	:	19-10-1972, Maastricht
Address	:	Erasmusdomein 2 A, 6229GC Masstricht
Date of entry into office	:	15-07-2003
Powers	:	See Dutch extract

Name	:	Bindels, Gerardus Johannes Karel Marie
Date and place of birth	:	22-05-1967, Roermond
Address	:	Waalstraat 27, 6413VT Heerlen
Date of entry into office	:	15-07-2003
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Harms, Klaas
Date and place of birth	:	13-11-1946, Groningen
Address	:	Buizerdhorst 11, 9502HL Stadskanaal
Date of entry into office	:	01-05-2004
Powers	:	See Dutch extract

Name	:	Schraven, Michiel Alexander
Date and place of birth	:	19-09-1973, Soest
Address	:	Roskam 7, 6641XG Beuningen Gld
Date of entry into office	:	15-08-2004
Powers	:	See Dutch extract

Name	:	Sangers, Johannes Ida Maria Michael
Date and place of birth	:	17-04-1961, Heerlen
Address	:	Kamperheideweg 5, 6414AL Heerlen
Date of entry into office	:	15-08-2004

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File number: 17070621		Page 00007

Powers	:	See Dutch extract

Name	:	Pak, Dianca
Date and place of birth	:	17-09-1962, Woerden
Address	:	Kwartelstraat 34, 6601CH Wijchen
Date of entry into office	:	15-08-2004
Powers	:	See Dutch extract

Name	:	Heinen, Hendrik
Date and place of birth	:	09-08-1958, Nieuwer-Amstel
Address	:	de Grippen 1103, 6605TA Wijchen
Date of entry into office	:	15-08-2004
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Krul, Andreas Hendrik Pieter
Date and place of birth	:	05-06-1960, Velsen
Address	:	Nesciostraat 3, 6543KC Nijmegen
Date of entry into office	:	15-08-2004
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Abhijit Bhattacharya
Date and place of birth	:	18-10-1961, Calcutta, India
Address	:	Ministerlaan 7, 5631NA Eindhoven
Date of entry into office	:	01-01-2005
Title	:	Senior vice president
Powers	:	See Dutch extract

Name	:	Heitbrink, Martijn Dinant
Date and place of birth	:	12-01-1972, Enschede
Address	:	Zwolseweg 40, 7412AN Deventer
Date of entry into office	:	01-05-2005
Powers	:	See Dutch extract

Name	:	Cornelisee, Ellen
Date and place of birth	:	24-03-1971, Zwolle
Address	:	Heelkruid 41, 3824NR Amersfoort
Date of entry into office	:	01-05-2005
Powers	:	See Dutch extract

Name	:	Annink, Gerardus Hermanus Carolus
Date and place of birth	:	06-10-1955, Enschede

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File number: 17070621		Page 00008

Address	:	Dr.de Blecourtstraat 42, 6541DJ Nijmegen
Date of entry into office	:	01-05-2005
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Biemond, Jacob
Date and place of birth	:	02-06-1962, Wageningen
Address	:	Burgemeester Mazairacln 105, 5242AZ Rosmalen
Date of entry into office	:	01-05-2005
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Karres, Menno
Date and place of birth	:	24-05-1963, Hilversum
Address	:	Orionlaan 17, 1223AC Hilversum
Date of entry into office	:	01-05-2005
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Eijselendoorn, Joop
Date and place of birth	:	05-04-1955, Rotterdam
Address	:	Bierbrouwershorst 501, 7328NJ Apeldoorn
Date of entry into office	:	01-05-2005
Powers	:	See Dutch extract

Name	:	Rouwen, Hendrik Antonius Hermanus
Date and place of birth	:	19-01-1956, Arnhem
Address	:	Grietakkers 4, 6905CD Zevenaar
Date of entry into office	:	01-05-2005
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	van Bommel, Petrus Antonius Maria
Date and place of birth	:	21-01-1957, Geldrop
Address	:	Villapark 29, 5667HX Geldrop
Date of entry into office	:	01-09-2005
Title	:	Lid Bestuur
Powers	:	See Dutch extract

Name	:	van der Zeeuw, Hendricus Cornelis Maria
Date and place of birth	:	27-11-1954, Leiden
Address	:	Goorstraat 9, 5613BL Eindhoven
Date of entry into office	:	01-10-2005

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File number: 17070621		Page 00009

Title	:	Executive Vice President
Powers	:	See Dutch extract

Name	:	Marced Martin, Maria Angeles
Date and place of birth	:	25-07-1954, Valencia, Spain
Address	:	Bouvigne 25, 5653LE Eindhoven
Date of entry into office	:	01-10-2005
Powers	:	See Dutch extract

Name	:	de Jong, Marcus Johannes Cornelis
Date and place of birth	:	08-02-1961, ‘s-Gravenhage
Address	:	Soembastraat 2, 5631DE Eindhoven
Date of entry into office	:	01-ll-2005
Powers	:	See Dutch extract

Name	:	Hamersma, Mark Arjen
Date and place of birth	:	04-02-1968, Amsterdam
Address	:	Baron van Erplaan 1, 5991BH Baarlo Lb
Date of entry into office	:	01-01-2006
Title	:	Senior Vice President
Powers	:	See Dutch extract

Name	:	Luijten, Ludovicus Lambertus Emile
Date and place of birth	:	ll-01-1953 Wijchen
Address	:	Prinsenhage 29, 5263CT Vught
Date of entry into office	:	01-05-2006
Powers	:	See Dutch extract

Name	:	Schalken, Adrianus Antonius Maria
Date and place of birth	:	19-06-1974, Tilburg
Address	:	Sparrenstraat 50, 5038MK Tilburg
Date of entry into office	:	01-06-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Nooijen, Theodorus Petrus Wilhelmus
Date and place of birth	:	30-04-1965, Wanroij
Address	:	Klompenmakersstraat 49, 5446WL Wanroij
Date of entry into office	:	01-06-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Streng, Johannes Hermannus

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File number: 17070621		Page 00010

Date and place of birth	:	11-10-1954, Apeldoorn
Address	:	Oude Kerkstraat 9, 5581JH Waalre
Date of entry into office	:	15-06-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Koelma, Patrick Marinus Johannes
Date and place of birth	:	20-08-1970, Nijmegen
Address	:	Diemewei 4216, 6605XD Wijchen
Date of entry into office	:	01-08-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Hermsen, Marcel Bernhard Nicolaas
Date and place of birth	:	23-03-1970, Heythuysen
Address	:	het Halster 54, 6581JL Malden
Date of entry into office	:	01-08-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

Name	:	Tyka, Boguslaw Tadeusz
Date and place of birth	:	11-03-1972, Tarnow, Poland
Address	:	Van Westrheenelaan 4, 6815AC Arnhem
Date of entry into office	:	01-08-2006
Title	:	Gemachtigde
Powers	:	See Dutch extract

There may be incumbents with powers exclusively limited to branch establishments, who are then mentioned on the extract of the branch establishment(s) concerned.

Branch establishment(s):

Tradename(s)	:	Philips Semiconductors B.V.
Address	:	Electronicaweg 1, 9503GA Stadskanaal
Tradename(s)	:	Philips Semiconductors B.V.
Address	:	Gerstweg 2, 6534AE Nijmegen
Tradename(s)	:	Philips Semiconductors B.V.
Address	:	Rijksweg Noord 281, 6136AC Sittard
Tradename(s)	:	Philips Semiconductors B.V.
Address	:	Vredeoord 105, 5621CX Eindhoven
Tradename(s)	:	Philips Semiconductors B.V.
Address	:	Jan Campertstraat 5, 6416SG Heerlen

12-10-2006	Page 00011 follows.

File number: 17070621	Page 00011

Issued by the chamber of commerce

Eindhoven, 12-10-2006

For extract

/s/ [illegible]
Mevrouw mr. W.A.M. te Lintelo Sectorhoofd Bedrijvenregister

[GRAPHIC]	[GRAPHIC]
AKD
Prinsen
Van Wijmen

STATUTENWIJZIGING PHILIPS SEMICONDUCTORS B.V. (integraal)

Op zevenentwintig september tweeduizend zes verscheen voor mij, mr. Judith Hester Elizabeth van Brussel, kandidaat-notaris, hiema te noemen: ‘notaris’, waamemer van mr. Petra Maria de Jong, notaris te Eindhoven: Carolina Petronella Maria Vile-Bernaards, werkzaam bij de naamloze vennootschap AKD Prinsen Van Wijmen N.V., statutair gevestigd te Rotterdam, op haar vestiging te (5657 DA) Eindhoven, Flight Forum 1, geboren te Veghel op vijftien oktober negentienhonderdachtenveertig.

Inleiding

De comparant, handelend als gemeld, verklaarde:

A.       De statuten van de besloten vennootschap met beperkte aansprakelijkheid Philips Semiconductors B.V., statutair gevestigd te Eindhoven, met adres: (5656 AG) Eindhoven, High Tech Campus 60, ingeschreven in het handels register onder nummer 17070621, zijn laatstelijk gewijzigd bij akte verleden voor mr. P.M. de Jong, notaris te Eindhoven, op achttien september tweeduizend zes, terzake van welke statutenwijziging de verklaring van geen bezwaar werd verleend op zeven september tweeduizend zes, onder Ministerie van Justitie nummer B.V. 400.136.

B.        De algemene vergadering van aandeelhouders van de vennootschap heeft in haar vergadering op achttien september tweeduizend zes besloten tot wijziging van de statuten van de vennootschap. Voorts werd besloten onder meer de comparant te machtigen het genomen besluit ten uitvoer te brengen. Van voormelde besluiten blijkt uit de notulen van de desbetreifende vergadering, die aan deze akte worden gehecht.

Statutenwijziging

Ter uitvoering van het vorenstaande verklaarde de comparant, handelend als gemeld, de statuten van de vennootschap zodanig te wijzigen dat zij in hun geheel komen te luiden als volgt:

STATUTEN

NAAM EN ZETEL

ARTIKEL 1

De vennootschap is genaamd: Philips Semiconductors B.V.

Zij is gevestigd te Eindhoven.

DOEL

ARTIKEL 2

Het doel der vennootschap is de fabricage en verhandeling van elektrische, elektronische, mechanische en andere (systeem-)onderdelen en materialen op het gebied van consumenten- en professionele elektronica in de ruimste zin van het woord, zomede het deelnemen in, het op andere wijze een belang nemen in, het voeren van beheer over andere ondernemingen, van welke aard ook, voorts het verstrekken en aangaan van geldleningen, het op enigerlei wijze stellen van zekerheid of het zich verbinden voor verplichtingen van derden en tenslotte al hetgeen met het vorenstaande verband houdt of daartoe bevorderlijk kan zijn.

1

KAPITAAL

ARTIKEL 3

1.         Het maatschappelijk kapitaal van de vennootschap bedraagt vijfenveertig miljoen euro (€ 45.000.000,00) verdeeld in eenhonderdduizend (100.000) aandelen van elk vierhonderdvijftig euro (€ 450,00);

2.         De aandelen luiden op naam. Zij zijn doorlopend genummerd en wel vanaf een.

Aandeelbewijzen worden niet uitgegeven.

AANDELEN

ARTIKEL 4

1.         De vennootschap kan slechts ingevolge een besluit van de algemene vergadering van aandeelhouders (rechten op) aandelen uitgeven. De algemene vergadering kan haar bevoegdheid hiertoe overdragen aan een ander orgaan en kan deze overdracht herroepen.

2.         De vennootschap zal niet medewerken aan de uitgifte van certificaten van aandelen.

3.         Bij de vestiging van vruchtgebruik op de aandelen gaat het stemrecht op de aandelen, waarop zodanig vruchtgebruik wordt gevestigd, niet over op de vruchtgebruiker.

4.         Aan een pandhouder die geen stemrecht heeft, kunnen de rechten, die door de wet zijn toegekend aan de houders van met medewerking ener vennootschap uitgegeven certificaten van aandelen, worden toegekend.

OVERDRACHT VAN AANDELEN

ARTIKEL 5

1.         Indien een aandeelhouder een of meer van zijn aandelen wenst te vervreemden, onverschillig krachtens welke titel, kan zulks slechts rechtsgeldig geschieden met inachtneming van de navolgende bepalingen.

2.         ledere overdracht van aandelen behoeft, wil zij geldig zijn, de goedkeuring van de algemene vergadering van aandeelhouders.

3.         Op het verzoek om goedkeuring moet binnen drie maanden worden beslist. Indien binnen deze termijn geen beslissing bij brief ter kennis van de verzoeker is gebracht, wordt het verzoek geacht te zijn ingewilligd.

4.         Een afwijzing van het verzoek wordt als een goedkeuring aangemerkt, indien de algemene vergadering van aandeelhouders niet gelijktijdig aan de verzoeker opgave doet van een of meer gegadigden die bereid en in staat zijn alle aandelen, waarop het verzoek om goedkeuring betrekking heeft, tegen contante betaling te kopen.

5.         Indien de verzoeker en de door hem aanvaarde gegadigde(n) geen prijs overeen kunnen komen, zal de koopprijs worden vastgesteld door een of meer onafhankelijke deskundigen, aan te wijzen binnen een maand na een daartoe ontvangen verzoek door de algemene vergadering van aandeel-houders. De aangewezen deskundige(n) stelt (stellen) binnen een maand na zijn (hun) aanwijzing de prijs vast.

6.         De verzoeker is bevoegd van de verkoop af te zien, mits dit geschiedt binnen een maand nadat hem de vastgestelde prijs en de gegadigden definitief bekend zijn.

7.         Wordt het verzoek tot goedkeuring ingewilligd of wordt het geacht te zijn ingewilligd, dan kan de door de verzoeker voorgenomen overdracht slechts

2

geschieden gedurende een termijn van drie maanden nadat de goedkeuring is verleend of geacht wordt te zijn verleend.

8.         De vennootschap zelf kan slechts met instemming van de verzoeker gegadigde zijn.

9.         De voorgaande leden van dit artikel zijn niet van toepassing indien een aandeelhouder krachtens de wet tot overdracht van zijn aandeel/aandelen aan een eerdere houder verplicht is.

INKOPEN VAN EIGEN AANDELEN

ARTIKEL 6

1.         Tot de door de wet maximaal toegelaten grenzen is de vennootschap bevoegd volgestorte aandelen in haar maatschappelijk kapitaal voor eigen rekening onder bezwarende titel te verkrijgen.

2.         De door de vennootschap in haar eigen maatschappelijk kapitaal gehouden aandelen kunnen worden vervreemd met inachtneming van het in artikel 5 bepaalde.

AANDELENREGISTER

ARTIKEL 7

De aandeelhouders en zij die een recht van vruchtgebruik of een recht van pand op aandelen hebben, worden met naam en adres en onder vermelding van het op ieder aandeel gestorte bedrag casu quo onder vermelding van de aan de aandelen verbonden rechten, ingeschreven in een of meer daartoe door net bestuur der vennootschap gehouden registers, waarvan er tenminste een berust ten kantore van de vennootschap.

Op het register zijn de wettelijke bepalingen van toepassing.

HET BESTUUR

ARTIKEL 8

1.         De vennootschap wordt bestuurd door een bestuur waarvan het aantal leden wordt vastgesteld door de algemene vergadering van aandeelhouders.

2.         De leden van het bestuur worden benoemd en ontslagen door de algemene vergadering van aandeelhouders.

3.         De algemene vergadering van aandeelhouders kan een van de leden van het bestuur benoemen tot voorzitter.

4.         De bezoldiging en de overige arbeidsvoorwaarden van de leden van het bestuur worden vastgesteld door de algemene vergadering van aandeelhouders.

5.         De leden van het bestuur kunnen, gezamenlijk of afzonderlijk, door de algemene vergadering van aandeelhouders worden geschorst.

6.         Het bestuur is verplicht de aanwijzingen te volgen, welke door de algemene vergadering van aandeelhouders worden gegeven betreffende algemene lijnen van het te volgen financiele, sociale en economische beleid.

7.         Het bestuur kan een huishoudelijk reglement vaststellen betreffende de wijze van oproeping tot haar vergaderingen en de interne orde op die vergaderingen.

ARTIKEL 9

1.         De vennootschap wordt in en buiten rechte vertegenwoordigd door het bestuur, voor zover uit de wet niet anders voortvloeit. De bevoegdheid tot vertegenwoordiging komt mede toe aan twee gezamenlijk handelende leden van het bestuur. Is er slechts een bestuurder, dan is deze volledig bevoegd de vennootschap in en buiten rechte te vertegenwoordigen.

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2.         Het bestuur is bevoegd om na voorafgaande goedkeuring van de algemene vergadering van aandeelhouders een of meer van haar leden te machtigen de vennootschap binnen bepaalde in de machtiging omschreven grenzen te vertegenwoordigen.

3.         Ingeval van belet of ontstentenis van een of meer leden van het bestuur zijn de overblijvende leden van het bestuur respectievelijk is het overblijvende lid van het bestuur met het gehele bestuur belast.

4.         Ingeval van belet of ontstentenis van alle leden van het bestuur, is een nader door de algemene vergadering van aandeelhouders aan te wijzen persoon tijdelijk belast met het bestuur.

5.         Indien een bestuurder in prive een overeenkomst met de vennootschap sluit of in prive enigerlei procedure tegen de vennootschap voert, kan de vennootschap, met inachtneming van het in het eerste lid bepaalde, terzake worden vertegenwoordigd door de overige bestuurders, tenzij de algemene vergadering daartoe een persoon aanwijst of de wet op andere wijze in de aanwijzing voorziet. Zodanige persoon kan ook zijn de bestuurder, te wiens aanzien het strijdig belang bestaat.

Indien een bestuurder op een andere wijze dan in de eerste zin van dit lid omschreven een belang heeft dat strijdig is met dat van de vennootschap, is hij, evenals het bestuur casu quo de overige bestuurders, met inachtneming van het in het eerste lid bepaalde, bevoegd de vennootschap te vertegenwoordigen.

ARTIKEL 10

Het bestuur is bevoegd om na voorafgaande goedkeuring van de algemene vergadering van aandeelhouders een of meer procuratiehouders en daarmee gelijk te stellen functionarissen te benoemen en te ontslaan en hun taak, bevoegdheden en titulatuur vast te stellen en hen te machtigen de vennootschap in en buiten rechte te vertegenwoordigen op de wijze en tot het bedrag als vermeld in het besluit tot hun benoeming.

ALGEMENE VERGADERING VAN AANDEELHOUDERS

ARTlKEL 11

1.         De algemene vergadering van aandeelhouders wijst ter vergadering een voorzitter aan.

2.         Aandeelhouders kunnen zich op een algemene vergadering van aandeelhouders doen vertegenwoordigen door een schriftelijk gevolmachtigde.

3.         De leden van het bestuur hebben als zodanig in de algemene vergadering van aandeelhouders een raadgevende stem.

ARTIKEL 12

Jaarlijks wordt, uiterlijk in de maand juni, de gewone algemene vergadering van aandeelhouders gehouden, waarin tenminste aan de orde worden gesteld:

a.         het jaarverslag;

b.        de jaarrekening;

c.         de overige in de oproepingsbrief vermelde voorstellen, gedaan door het bestuur of door aandeelhouders.

ARTIKEL 13

1.         Buitengewone algemene vergaderingen worden gehouden zo dikwijls het bestuur dat nodig acht en moeten worden gehouden, indien een of meer aandeelhouders - gezamenlijk tenminste eentiende gedeelte van het

4

geplaatste kapitaal vertegenwoordigende - dit schriftelijk onder nauwkeurige opgave der te behandelen onderwerpen aan het bestuur verzoeken.

2.         De termijn van oproeping tot de algemene vergaderingen is tenminste vijftien dagen, die van de oproeping en van de vergadering niet meegerekend. Was deze termijn korter of heeft de oproeping niet plaats gehad, dan kunnen geen wettige besluiten worden genomen, tenzij met algemene stemmen in een vergadering waarin het gehele geplaatste kapitaal vertegenwoordigd is.

3.         De aandeelhouders worden opgeroepen bij brief, gezonden aan het adres, vermeld in het register van aandeelhouders.

4.         De oproeping vermeldt behalve plaats en tijdstip der vergadering de te behandelen onderwerpen, verder de onderwerpen welker plaatsing op de agenda tenminste twee dagen voor de dag der oproeping door een of meer aandeelhouders, die tenminste eenhonderste gedeelte van het geplaatste kapitaal vertegenwoordigen, aan het bestuur is verzocht.

Omtrent onderwerpen, die niet in de oproepingsbrief of in een aanvullende oproepingsbrief met inachtneming van de voor oproeping gestelde termijn zijn aangekondigd, kan niet wettig worden besloten, tenzij het besluit met algemene stemmen wordt genomen in een vergadering waarin het gehele geplaatste kapitaal vertegenwoordigd is.

ARTIKEL 14

1.         De besluiten van de algemene vergadering van aandeelhouders worden, tenzij de wet of deze statuten een grotere meerderheid voorschrijven, genomen met volstrekte meerderheid van de uitgebrachte stemmen. leder aandeel geeft recht op een stem.

2.         Alle stemmingen geschieden mondeling tenzij de algemene vergadering van aandeelhouders een schriftelijke stemming verlangt.

3.         Bij stemmingen inzake benoemingen wordt zonodig herstemd tot een der voorgestelde personen de volstrekte meerderheid heeft verkregen.

De herstemming(en) kan (kunnen), indien de voorzitter zulks gewenst acht, in een nadere vergadering worden gehouden.

4.         Van het verhandelde in een algemene vergadering worden door een door de voorzitter aan te wijzen aanwezige, notulen gehouden.

5.         De besluitvorming van aandeelhouders kan op andere wijze geschieden dan in een vergadering. Zulk een besluitvorming is slechts mogelijk met algemene stemmen van de aandeelhouders. De stemmen kunnen alleen schriftelijk (daaronder begrepen telegrafisch, per telex of facsimile) worden uitgebracht.

BOEKJAAR, JAARREKENING, WINSTBESTEMMING

ARTIKEL 15

1.         Het boekjaar is gelijk aan het kalenderjaar.

2.         Het bestuur maakt jaarlijks binnen vijf maanden - behoudens verlenging van deze termijn met ten hoogste zes maanden door de algemene vergadering van aandeelhouders op grond van bijzondere omstandigheden - na afloop van het boekjaar een jaarrekening op, bestaande uit een balans per einde van het afgelopen boekjaar en een winst- en verliesrekening over het afgelopen boekjaar met als bijlage de toelichting op deze stukken. Binnen voormelde termijn legt het bestuur het jaarverslag over, een en ander voor zover noodzakelijk ingevolge wettelijke bepalingen.

3.         De jaarrekening wordt ondertekend door de leden van het bestuur.

5

Ontbreekt de handtekening van en of meer van hen, dan wordt daarvan onder opgave van reden melding gemaakt.

ARTIKEL 16

1.         De algemene vergadering van aandeelhouders stelt de jaarrekening vast.

2.         De winst staat met inachtneming van de wettelijke bepalingen ter beschikking van de algemene vergadering van aandeelhouders.

3.         Tot het doen van uitkeringen uit de winst over het afgelopen boekjaar of uit daarvoor in aanmerking komende reserves kan slechts worden besloten door de algemene vergadering van aandeelhouders.

De algemene vergadering van aandeelhouders kan besluiten zodanige uitkeringen te doen plaatsvinden in de vorm van een uitgifte van aandelen.

4.         Het bestuur kan reeds voor de vaststelling van de jaarrekening met inacht neming van de wettelijke bepalingen over enig boekjaar een of meer interim uitkeringen doen op de aandelen.

STATUTENWIJZIGING

ARTIKEL 17

1.         De algemene vergadering van aandeelhouders is bevoegd de statuten te wijzigen.

2.         Een besluit tot statutenwijziging kan slechts worden genomen indien het voorstel is opgenomen in de brief welke tot de vergadering oproept.

3.         Degenen die zodanige oproeping hebben gedaan, moeten tegelijkertijd een afschrift van dat voorstel, waarin de voorgedragen wijziging woordelijk is opgenomen ten kantore der vennootschap neerleggen ter inzage voor iedere aandeelhouder tot na afloop der vergadering.

ONTBINDING

ARTIKEL 18

1.         De algemene vergadering van aandeelhouders is bevoegd tot ontbinding der vennootschap te besluiten.

2.         Indien een besluit tot ontbinding is genomen geschiedt de vereffening door het bestuur, tenzij de algemene vergadering van aandeelhouders anders mocht besluiten.

3.         Na afloop der vereffening blijven de boeken en bescheiden der ontbonden vennootschap gedurende de wettelijke termijn onder berusting van de daartoe door de algemene vergadering van aandeelhouders aan te wijzen persoon.

ARTIKEL 19

Aan de algemene vergadering van aandeelhouders behoort, binnen de door de wet en de statuten gestelde grenzen, alle bevoegdheid, die niet aan het bestuur of aan anderen is toegekend.

Slotverklaring

De comparant, handelend als gemeld, verklaarde ten slotte dat terzake van deze statutenwijziging de verklaring als bedoeld in artikel 2:235 Burgerlijk Wetboek, is verleend op twintig september tweeduizend zes, nummer B.V. 400.136, welke verklaring aan deze akte zal worden gehecht.

Slot

De comparant is mij, notaris, bekend.

WAARVAN AKTE, in minuut verleden ter plaatse en op de datum in het hoofd van deze akte vermeld.

Na zakelijke opgave van de inhoud van deze akte en het geven van een toelichting daarop en nadat ik, notaris, heb gewezen op de gevolgen van de inhoud van deze

6

akte voor de partij, heeft de comparant verklaard van de inhoud van deze akte te hebben kennis genomen na daartoe tijdig in de gelegenheid te zijn gesteld, met de inhoud van de akte in te stemmen en op volledige voorlezing daarvan geen prijs te stellen.

Onmiddellijk na beperkte voorlezing is deze akte ondertekend door de comparant en mij, notaris, om tien uur en vijfenveertig minuten.

(volgt ondertekening)

UITGEGEVEN VOOR AFSCHRIFT:
[GRAPHIC]	door mij, mr. Judith Hester Elizabeth van Brussel, kandidaat-notaris, waarnemer van mr. Petra Maria de Jong, notaris te Eindhoven, op zevenentwintig september tweeduizend zes.

/s/ Illegible

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ARTICLES OF ASSOCIATION

NAME AND SEAT
Article 1

The name of the company is Philips Semiconductors B.V.
It is registered at Eindhoven

OBJECTS
Article 2

The objects of the company are to manufacture and trade in electrical, electronic, mechanical and other (system-) components and materials in the field of consumer- and professional electronica in the widest sense, to participate in, to hold interests in any other way, to conduct the management of other companies or enterprises of any nature, and to borrow and lend monies, to provide security for a debt and to commit itself as guarantor or joint and several debtor for or to guarantee performance by a third party and to do everything pertaining thereto or connected therewith, including to render services to and to participate in other enterprises.

CAPITAL
Article 3

1.         The authorised capital of the company amounts to fortyfive million Euro (€ 45,000,000.=) divided into one hundred thousand (100.000) shares of fourhundredfifty Euro (€ 450.=) each.

2.         The shares are registered. They are numbered consecutively from one onwards. No share certificates shall be issued.

SHARES
Article 4

1.         The company may only issue (rights to) shares pursuant to a resolution of the General Meeting of Shareholders. The General Meeting of Shareholders may transfer its authority to do this to another corporate body and may revoke this transfer.

2.         The company shall not cooperate in the issue of depositary receipts.

3.         If a right of usufruct is established on the shares, the voting right attached to the shares on which such usufruct is established shall not be transferred to the usufructuary.

4.         A pledgee that does not have voting rights, may be granted the rights conferred by law on holders of depositary receipts for shares issued with the cooperation of a company.

TRANSFER OF SHARES
Article 5

1.         If a shareholder wishes to dispose of one or more of his shares, regardless of the title under which such disposal is to take place, this may only be done lawfully by having due regard to the following stipulations.

2.         In order to be valid, every transfer of shares shall require the approval of the General Meeting of Shareholders.

3.         A petition for approval shall be decided upon within three months. If the petitioner has not been informed of any decision by letter within this period, the petition shall be deemed to have been granted.

4.         A refusal of the petition shall be regarded as an approval if the General Meeting of Shareholders does not inform the petitioner simultaneously of one or more interested parties who are willing and able to buy for cash all the shares to which the petition for approval relates.

5.         If the petitioner and the interested party or parties accepted by him cannot agree upon a price, the purchase price shall be established by one or more independent experts, to be appointed within one month after a request to this effect has been received by the General Meeting of Shareholders. The expert or experts appointed shall establish the price within one month after his or their appointment.

6.         The petitioner is entitled to withdraw from the sale, provided this is done within one month after the price which has been established and the interested party or parties are definitively known to him.

7.         If the petition for approval is granted, or is deemed to have been granted, the transfer proposed by the petitioner may only take place during a period of three months after the approval has been granted or is deemed to have been granted.

8.         The company itself may be an interested party only with the consent of the petitioner.

9.         The previous paragraphs of this Article do not apply in case a shareholder is statutorily required to transfer its share or shares to a previous shareholder.

PURCHASE OF OWN SHARES
Article 6

1.         The company is entitled to acquire for its own account and for valuable consideration, fully paid-up shares in its own authorised share capital up to the maximum limits permitted by law.

2.         The shares held by the company in its own authorised share capital may be disposed of subject to the stipulations of Article 5.

SHARE REGISTER
Article 7

The names and addresses of the shareholders and those who have a right of usufruct or a right of pledge on shares shall be entered in one or more registers kept by the Management Board of the company, stating the amount paid up on each share and/or stating the rights attached to each share. At least one of the registers shall be deposited at the office of the

2

company.

The provisions of the law shall apply to the register.

MANAGEMENT BOARD
Article 8

1.         The company shall be managed by a Management Board, the number of members of which shall be determined by the General Meeting of Shareholders.

2.         The members of the Management Board shall be appointed and dismissed by the General Meeting of Shareholders.

3.         The General Meeting of Shareholders may appoint one of the members of the Management Board as Chairman.

4.         The remuneration and the other terms of employment of the members of the Management Board shall be determined by the General Meeting of Shareholders.

5.         The members of the Management Board may be suspended either collectively or individually by the General Meeting of Shareholders.

6.         The Management Board is obliged to follow the instructions given by the General Meeting of Shareholders with regard to the general lines of the financial, social and economic policy to be pursued.

7.         The Management Board may draw up standing orders with regard to the manner of convening Board meetings and the internal procedure at such meetings.

Article 9

1.         The company shall be represented at law and otherwise by the Management Board, unless the law stipulates otherwise. The company may also be represented by two members of the Management Board acting jointly. If the Management Board consists of only one Board member, he shall be fully authorised to represent the company at law and otherwise.

2.         The Management Board shall have the power, after prior approval of the General Meeting of Shareholders, to authorise one or more of its members to represent the company within certain limits specified in the authorization.

3.         In the event of the absence or inability to act of one or more members of the Management Board, the remaining members or the remaining member of the Management Board shall be charged with the entire management.

4.         In the event of the absence or inability to act of all the members of the Management Board a person to be appointed by the General Meeting of Shareholders shall be temporarily charged with the management.

5.         If a member of the Management Board, acting in his personal capacity, enters into an agreement with the company or conducts any litigation against the company, the company may, with due observance of the provisions of the first paragraph, be represented in that matter by the other members of the Management Board, unless the General Meeting of Shareholders designates a person for that purpose or the law provides for the designation in a different manner. Such person may also be the managing director in respect of whom there is a conflict of interest.

3

If a member of the Management Board has a conflict of interest with the company other than as referred to in the first sentence of this paragraph, he as well as the Management Board or the other members of the Management Board shall have the power to represent the company, with due observance of the provisions of the first paragraph.

Article 10

The Management Board may appoint and dismiss, after the prior approval of the General Meeting of Shareholders, one or more attorneys (“procuratiehouder”) and similar officers and to determine their duties, authorities and title and to authorise these persons to represent the company at law and otherwise in such manner and until such amount as stipulated in the resolution to appoint them.

GENERAL MEETING OF SHAREHOLDERS
Article 11

1.         The General Meeting of Shareholders shall appoint a Chairman at the meeting.

2.         Shareholders may cause themselves to be represented at the General Meeting of Shareholders by a proxy with written authority.

3.         The members of the Management Board shall have in that capacity an advisory function at the General Meeting of Shareholders.

Article 12

The ordinary General Meeting of Shareholders shall be held no later than in the month of June of each year, at which meeting the following items at least shall be on the agenda:

a.         the annual report;

b.        the annual accounts;

c.         the other proposals made by the Management Board or by shareholders, which are mentioned in the letter convening the meeting.

Article 13

1.         Extraordinary General Meetings shall be held as often as the Management Board deems necessary and must be held if one or more shareholders - together representing at least one-tenth of the issued share capital - submit a request in writing to this effect to the Management Board, specifying the subjects to be dealt with.

2.         The period of notice for convening General Meetings shall be at least fifteen days, not counting the day on which the notice is sent and the day of the meeting. If this period has been shorter, or if no notice convening the meeting has been sent, then no valid resolutions may be adopted, except by a unanimous vote at a meeting at which the entire issued share capital is represented.

3.         The shareholders shall be convened by letter, sent to the address shown in the

4

shareholders’ register.

4.         The notice convening the meeting shall state, in addition to the place and time of the meeting, the issues to be dealt with at the meeting, and furthermore such matters as one or more shareholders, representing at least one-hundredth of the issued share capital, have requested the Management Board to place on the agenda at least two days before the date on which the meeting is convened.

No valid resolutions may be adopted regarding matters which have not been announced in the letter convening the meeting or in an additional letter which has been sent having due regard to the fixed period of notice for convening meetings, unless the resolution is adopted by an unanimous vote at a meeting at which the entire issued share capital is represented.

Article 14

1.         The resolutions of the General Meeting of Shareholders shall be adopted by an absolute majority of the votes cast, unless a larger majority is stipulated by law or in these Articles of Association. Each share shall confer the right to cast one vote.

2.         All votings shall be orally unless the General Meeting of Shareholders requests a poll in writing.

3.         Where the voting concerns appointments, further polls shall be taken, if necessary, until one of the nominees has obtained an absolute majority. The further poll or polls may be taken, at the Chairman’s discretion, at a subsequent meeting.

4.         Minutes shall be kept of the items dealt with at a General Meeting of Shareholders by one of the persons present who shall be appointed by the Chairman.

5.         Resolutions may be adopted by shareholders otherwise than at a meeting. Such resolutions may only be adopted by a unanimous vote of the shareholders. The votes may only be cast in writing (including by telegram, by telex or facsimile).

FINANCIAL YEAR, ANNUAL ACCOUNTS, PROFIT APPROPRIAT1ON
Article 15

1.         The financial year shall be identical to the calendar year.

2.         Within five months after the close of each financial year -unless this period is extended by the General Meeting of Shareholders because of exceptional circumstances for a period which in no event shall exceed six months- the Management Board shall draw up annual accounts consisting of a balance sheet as at the end of the preceding financial year and a profit and loss account of the preceding financial year, with explanatory notes appended thereto. The Management Board shall submit the annual report within the abovementioned period, all this in so far as necessary in pursuance of statutory provisions.

3.         The annual accounts shall be signed by the members of the Management Board. If the signature of one or more of the members of the Management Board is missing, the reason for this shall be stated.

5

Article 16

1.         The annual accounts shall be adopted by the General Meeting of Shareholders.

2.         The profit shall be available to the General Meeting of Shareholders, having due regard to the provisions of the law.

3.         Resolutions to make distributions from profit for the preceding financial year, or from reserves which are eligible for such distribution, may only be adopted by the General Meeting of Shareholders.

The General Meeting of Shareholders may resolve to make such distributions in the form of an issue of shares.

4.         Subject to the provisions of the law, the Management Board may distribute one or more interim dividends on the shares before the annual accounts have been adopted.

ALTERATIONS TO THE ARTICLES OF ASSOCIATES
Article 17

1.         The General Meeting of Shareholders is authorised to alter the Articles of Association.

2.         A resolution to alter the Articles of Association may only be adopted if the proposal is contained in the letter convening the meeting.

3.         Those who have convened such a meeting must simultaneously deposit a copy of that proposal, containing the wording of the proposed alteration, at the office of the company for inspection by any shareholder until the end of the meeting.

DISSOLUTION
Article 18

1.         The General Meeting of Shareholders is authorised to adopt a resolution to dissolve the company.

2.         If a resolution to dissolve the company is adopted, the liquidation shall be effected by the Management Board, unless otherwise resolved by the General Meeting of Shareholders.

3.         On completion of the liquidation the books and documents of the dissolved company shall remain in the custody of the person to be appointed by the General Meeting of Shareholders for this purpose for the period specified by law.

Article 19

All powers which have not been conferred on the Management Board or on others shall be vested in the General Meeting of Shareholders, within the limits laid down by the law and the Articles of Association.

***

6

<Logo>

NXP Semiconductors Netherlands B.V. de heer B.Dekker High Tech Campus 60 5656 AG EINDHOVEN		• KAMER VAN KOOPHANDEL OOST -BRABANT KANTOOR EINDHOVEN: T (040) 232 39 11 F (040) 244 95 05 • POSTADRES: POSTBUS 735.5600 AS EINDHOVEN INFO@EINDHOVEN.KVK.NL

WWW.KVK.NL BANK: 44.40.34.250

ONS KENMERK 17070621/jhen E-MAIL jhennep@eindhoven.kvk.nl ONDERWERP Verklaring Naamswijziging	UW KENMERK DOORKIESNUMMER 0402323870	DATUM 13 april 2007 BIJLAGE(N)

•      Geachte heer Dekker,

DECLARATION

Herewith we certify that the name Philips Semiconductors B.V., commerical register number 17070621, has been changed into NXP Semiconductors Netherlands B.V., as a result of an amendment of Article of Association on 28-12-2006.

Other information of this company is not included in this certification.

Met vriendelijke groet,
Kamer van Koophandel Oost-Brabant

/s/ J.G. Hennep
J.G. Hennep
medewerkster Klantontvangst & infoverstrekking

<Logo>	HOOFDKANTOOR: EINDHOVEN, JOHN P. KENNEDYLAAN 2
KANTOOR: 'S-HERTOGENBOSCH, PETTELAAPARK 10
KANTOOR: BOXMEER, WILHELMINAPASSAGE 1-3
KANTOOR: OSS, RAADHUISLAAN 13